UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – February 8, 2014

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6508	13-3458955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (315) 331-7742

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael T. Williams as Vice President, Finance

On February 8, 2014, the Board of Directors of the Company appointed Michael T. Williams as Vice President, Finance, effective February 11, 2014. In this capacity, he will serve as the Company’s principal accounting officer. Also on February 8, 2014, the Company and Mr. Williams entered into a letter agreement, dated February 11, 2014, and an Employment Agreement, dated February 11, 2014 (collectively, the “Williams Agreements”).

Pursuant to the Williams Agreements, Mr. Williams will receive a base salary of $185,000 per year. He will participate in Company benefit plans generally applicable to other employees and executives.

Mr. Williams will participate in the Company’s Management Incentive Plan (“MIP”), described in Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 20, 2013. However, in fiscal 2014, contingent upon his being employed on the applicable payment dates, he will earn $25,000 payable in the first payroll period after July 15, 2014 and $25,000 payable upon filing of the Company’s Annual Report on Form 10-K for fiscal 2014, or if greater, a payout under terms of the MIP (45% of his base salary at target) pro rated for the portion of fiscal 2014 during which he is employed.

Mr. Williams will not participate in the Company’s Long Term Incentive Plan, described in Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 20, 2013, until fiscal 2015. In connection with his appointment, Mr. Williams received a grant of 50,000 shares of restricted stock on February 11, 2014, vesting 0%/10%/20%/30%/40% over five years.

If Mr. Williams’ employment is terminated by the Company without cause in the first year of his employment Mr. Williams will receive severance in the form of salary continuation for a period of six months. If Mr. Williams’ employment is terminated by the Company without cause thereafter, he will receive severance in the form of salary continuation for a period of twelve months. He also will receive twelve months of severance in the form of salary continuation if he or the Company terminates his employment other than for cause after a change in control. Mr. Williams’ rights to payments are contingent on confidentiality obligations, and for a period ending eighteen months after his employment terminates on his non-competition and non-solicitation of customers and employees.

The foregoing summary of the Williams Agreements does not purport to be complete and is qualified in its entirety by reference to the agreements themselves, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Mr. Williams, 46, was employed by Bausch & Lomb, Inc. from 1995 through October, 2013, and most recently served as Vice President Finance & Controller for its $1.3 billion Global Vision Care Business. From February, 2008 to September, 2012, he served as Controller, Global Surgical Business, Bausch & Lomb’s $500 million global medical device business. Prior to that time he served in varying capacities including among others Executive Commercial Director for the U.S. Refractive Business, Director of Finance, U.S. Surgical Business., Controller, U.S. Vision Care Business and Controller, European Logistics Center. After October, 2013, Mr. Williams served as a consultant with JC Jones & Associates, LLC, a business and financial consulting firm. Mr. Williams holds a Masters of Business Administration degree from the Simon School of Business at the University of Rochester and is a certified public accountant.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure

On February 11, 2014, the Company issued a press release announcing certain management changes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit 10.1	February 11, 2014 letter agreement between the Company and Michael T. Williams

	Exhibit 10.2	Employment Agreement between the Company and Michael T. Williams, dated February 11, 2014

	Exhibit 99.1	Press Release issued by the Company on February 11, 2014

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: February 11, 2014	By:	/s/ Vincent A. Leo
Vincent A. Leo
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	February 11, 2014 letter agreement between the Company and Michael T. Williams

Exhibit 10.2	Employment Agreement between the Company and Michael T. Williams, dated February 11, 2014

Exhibit 99.1	Press Release issued by the Company on February 11, 2014